                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE                       CONTACT:
MAY 12, 2003                                Donald A. Weidig
                                            Chief Financial Officer
                                            (614) 258-9501

      WATERLINK ANNOUNCES PROFITABLE SECOND QUARTER AND INCREASE IN BACKLOG

         Columbus, Ohio--May 12, 2003--Waterlink, Inc. (OTCBB: WLKN) today announced its results of operations for its second quarter of fiscal 2003. For the quarter ended March 31, 2003 Waterlink reported both income from continuing operations and net income of $57,000, compared to income from continuing operations and net income of $127,000 and $7,000, respectively, for the comparable prior period.

         Net sales were $15.8 million for the current quarter as compared to $16.1 million in the prior year quarter, a decrease of 2.3%. Sales of carbon and related services increased by $876,000, or 6.8%, as compared to the prior year quarter; but this increase was more than offset by a $1,251,000 decrease in capital equipment sales. The level of capital equipment sales reflects the overall lack of spending on capital improvements in the marketplace both domestically and overseas. Gross margins decreased from 23.5% in the prior year quarter to 22.1% in the current quarter, which reflects product mix as well as the classification of certain manufacturing costs as compared to the prior year.

         For the quarter ended March 31, 2003 the Company realized operating income of $995,000 as compared to $1,171,000 in the prior year quarter. It should be noted that the current year does not include amortization of goodwill, which was $158,000 in the prior year quarter. The decrease in operating income reflects both lower sales and gross margins.

         Order intake was approximately $19.6 million during the quarter, which resulted in backlog of $17.9 million at March 31, 2003, an increase of 27.0% since December 31, 2002. The most significant booking during the quarter was a $3.7 million solvent recovery system that was received in March. Orders received for systems and equipment exceeded $4.9 million for the quarter.

         Bill Vogelhuber, Waterlink's President and Chief Executive Officer, commenting on the Company's results, "The ongoing economic uncertainties have hurt our top line as capital equipment sales continued to be sluggish. In addition, competitive pressures and the overall sales mix caused us to experience lower gross margins during the quarter, which of course translates into lower earnings. We are pleased, however, with our growth in sales of carbon and related services, especially at Sutcliffe Speakman, our subsidiary in England. We expect the capital equipment orders received during the quarter and the steady backlog of carbon and related services will result in increased sales and earnings during the second half of the fiscal year."


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

         For the six months ended March 31, 2003, net sales of $30.1 million represents a decrease of 3.1% as compared to the prior year period, and gross margins decreased from 23.0% to 22.1%. The same factors that impacted the quarter-to-quarter results apply to the comparable six-month results. These factors resulted in operating income decreasing from $1,772,000 for the six months ended March 31, 2002 to $1,593,000 for the six months ended March 31, 2003. As is the case in comparing quarterly numbers, operating income for the prior year period includes $316,000 of goodwill amortization that was not recorded in the current year.

         As reported in its prior quarter Form 10-Q, the Company was required to adopt SFAS No. 142, the new accounting standard relating to goodwill, effective October 1, 2002. As a result, the Company recorded a $20.5 million cumulative effect of accounting change during the quarter ended December 31, 2002, which is included in the net loss for the six months ended March 31, 2003.

         Waterlink will host its investor conference call to address financial results for the second quarter of fiscal 2003 on Tuesday, May 13, 2003 at 11:00 a.m. Eastern Daylight Time. The conference call may be accessed by dialing 800/370-4481 for US/Canada or 706/634-0945 for International calls; Confirmation Number 9981053. Those who are unable to participate in the conference call and would like to hear a replay may call 800/642-1687 for US/Canada or 706/645-9291 for International calls. This replay will be available two hours after the conference call from May 13, 2003 until midnight on May 16, 2003. The Confirmation Number 9981053 must be used for replay access. Following the conference the financial and other statistical information provided in the call by the Company will be available on Waterlink's web site at www.waterlink.com

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including operating results, cost reductions and growth opportunities. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to, economic and competitive pressures in certain market segments, changes and timing of order intake and revenue growth, changes in backlog, changes in sales and earnings, unanticipated liabilities, changes in governmental regulation, and overall world events and circumstances. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors", beginning on page 16, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2002.

         Waterlink is an international provider of integrated water and air purification solutions for both industrial and municipal customers. Waterlink's executive offices are located in Columbus, Ohio, USA. More information about Waterlink can be obtained on the Internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Don Weidig, Waterlink, Inc., 835 North Cassady, Columbus, Ohio 43219 USA at 614-258-9501.



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




                        WATERLINK, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                    Three Months Ended            Six Months Ended
                                                        March 31,                     March 31,
                                                   2002           2003           2002           2003
                                                 --------       --------       --------       --------
                                                        (In thousands, except per share data)
Net sales                                        $ 16,143       $ 15,768       $ 31,023       $ 30,063
Cost of sales                                      12,353         12,277         23,878         23,432
                                                 --------       --------       --------       --------
Gross profit                                        3,790          3,491          7,145          6,631


Selling, general and
  administrative expenses                           2,461          2,496          5,057          5,038
Amortization                                          158             --            316             --
                                                 --------       --------       --------       --------
Operating income                                    1,171            995          1,772          1,593

Other expense:
  Interest expense                                   (902)          (826)        (1,862)        (1,696)
  Amortization of financing costs                    (117)           (56)          (376)          (132)
  Other items-net                                     (22)            (1)           (41)             2
                                                 --------       --------       --------       --------
Income (loss) before income taxes                     130            112           (507)          (233)
Income taxes                                            3             55              6             77
                                                 --------       --------       --------       --------
Income (loss) from continuing operations              127             57           (513)          (310)

Loss from discontinued operations                    (120)            --           (219)            --
                                                 --------       --------       --------       --------
Loss before cumulative effect of
   accounting change                                    7             57           (732)          (310)
Cumulative effect of accounting change                 --             --             --        (20,500)
                                                 --------       --------       --------       --------

Net income (loss)                                $      7       $     57       $   (732)      $(20,810)
                                                 ========       ========       ========       ========

Per share data:
   Basic and assuming dilution:
     Continuing operations                       $   0.01       $   0.00       $  (0.03)      $  (0.02)
     Discontinued operations                        (0.01)            --          (0.01)            --
     Cumulative effect                                 --             --             --          (1.04)
                                                 --------       --------       --------       --------
                                                 $   0.00       $   0.00       $  (0.04)      $  (1.06)
                                                 ========       ========       ========       ========

Weighted average common shares outstanding:
  Basic                                            19,660         19,664         19,660         19,662
  Assuming dilution                                20,111         20,092         19,660         19,662




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

                        WATERLINK, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS-UNAUDITED

                                              September 30,       March 31,
                                                  2002              2003
                                              -------------       ---------
Assets                                              (In thousands)
Current assets:
  Cash and cash equivalents                      $ 2,530          $ 1,986
  Trade accounts receivable, net                  11,210           11,711
  Inventories                                     10,528            9,592
  Costs in excess of billings                      1,783              851
  Other current assets                             1,130              752
  Net assets of discontinued operations              640              390
                                                 -------          -------
Total current assets                              27,821           25,282

Property, plant and equipment, at cost:
  Land, buildings and improvements                 1,626            1,689
  Machinery and equipment                          6,538            7,086
  Office equipment                                   717              810
                                                 -------          -------
                                                   8,881            9,585
  Less accumulated depreciation                    3,723            4,173
                                                 -------          -------
                                                   5,158            5,412

Other assets:
  Goodwill                                        24,250            3,730
  Other assets                                        85              125
  Net assets of discontinued operations            2,170            2,170
                                                 -------          -------
                                                  26,505            6,025
                                                 -------          -------
Total assets                                     $59,484          $36,719
                                                 =======          =======



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

                        WATERLINK, INC. AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS-UNAUDITED (CONTINUED)

                                                             September 30,         March 31,
                                                                 2002                2003
                                                             -------------         ---------
                                                                      (In thousands,
LIABILITIES AND SHAREHOLDERS' EQUITY                                except share data)
Current liabilities:
  Trade accounts payable                                       $   6,848           $   5,087
  Accrued expenses                                                 5,988               6,148
  Billings in excess of cost                                         232               1,218
  Accrued income taxes                                               313                 309
  Current debt obligations                                        39,674              38,319
                                                               ---------           ---------
Total current liabilities                                         53,055              51,081

Accrued pension costs                                              3,787               3,815

Shareholders' equity:
  Preferred Stock, $.001 par value, 10,000,000 shares
    authorized, none issued and outstanding                           --                  --
  Common Stock, voting, $.001 par value,
    authorized - 40,000,000 shares,
    issued and outstanding - 19,659,694 shares
    at September 30, 2002 and 19,665,149
    shares at March 31, 2003                                          20                  20
  Additional paid-in capital                                      92,174              92,174
  Accumulated other comprehensive loss                            (6,314)             (6,323)
  Accumulated deficit                                            (83,238)           (104,048)
                                                               ---------           ---------
Total shareholders' equity (deficit)                               2,642             (18,177)
                                                               ---------           ---------
Total liabilities and shareholders' equity                     $  59,484           $  36,719
                                                               =========           =========



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